UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 30, 2015

AVALON HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-14105	34-1863889
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

One American Way, Warren, Ohio 44484

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (330) 856-8800

(Former name and address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On December 30, 2015 Avalon Holdings Corporation and certain wholly owned subsidiaries entered into a modification (the “Modification”) to its existing line of credit agreement, dated May 21, 2015, with The Home Savings and Loan Company of Youngstown, Ohio (the “Lender”). The Modification extends the maturity date of the line of credit from June 30, 2016 to March 31, 2017. The Modification also has the option to extend the maturity date one 90 day period upon written notice to the Lender at least 30 days before the maturity date subject to certain terms and conditions.

The forgoing description of the Modification does not purport to be complete and is qualified in its entirety by reference to the full text of the Modification, which is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

The other material terms of the line of credit agreement, dated May 21, 2015, with the Lender are described in the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 27, 2015, of which is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Modification to Loan Documents, dated as of December 30, 2015, between Avalon Holdings Corporation and certain wholly owned subsidiaries as borrowers and The Home Savings and Loan Company of Youngstown, Ohio as lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 30, 2015

Avalon Holdings Corporation By: /s/ Bryan P. Saksa Bryan P. Saksa Chief Financial Officer

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